Exhibit 99.1
For More Information:
Patrick T. Mooney, M.D.
Chairman and Chief Executive Officer
(508)-530-0329
Echo Therapeutics Announces $3 Million Financing
Franklin, MA — November 13, 2009 — Echo Therapeutics, Inc. (OTCBB: ECTE), a company developing its needle-free Symphony™ tCGM System as a non-invasive, wireless, transdermal continuous glucose monitoring (tCGM) system and the Prelude™ SkinPrep System for transdermal drug delivery, announced today that it has entered into definitive agreements with accredited and institutional investors to raise approximately $3 million through the sale of approximately 2.37 million shares of common stock at $1.25 per share through a private placement transaction. The transaction will include approximately 2.2 million common stock purchase warrants with an exercise price equal to $2.00 per share and a term of five years. Burnham Hill Partners, LLC acted as placement agent for the transaction.
“We are extremely pleased to have executed on this financing,” stated Patrick Mooney, M.D., Echo’s Chairman and Chief Executive Officer. “With this additional capital, we will have the finances to advance our Prelude SkinPrep and Symphony tCGM Systems toward commercialization, which we expect to occur next year.”
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. There shall not be any sale of these securities in any jurisdiction in which such offering would be unlawful. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.
About Echo Therapeutics
Echo Therapeutics is focused on medical devices and is developing the Symphony tCGM System, a non-invasive, wireless, transdermal continuous glucose monitoring system for patients with diabetes and for use in hospital critical care units. Echo is also developing its needle-free Prelude SkinPrep System for transdermal drug delivery of a wide range of novel topical reformulations of widely-used, FDA-approved products.

Cautionary Statement Regarding Forward Looking Statements
The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Echo’s ongoing studies, including the efficacy of Echo’s Symphony tCGM and Prelude SkinPrep Systems, the failure of future development and preliminary marketing efforts related to Echo’s Symphony tCGM and Prelude SkinPrep Systems, Echo’s ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Echo’s ability to develop, market and sell diagnostic and transdermal drug delivery products based on its skin permeation platform technologies, including the Symphony tCGM and Prelude SkinPrep Systems, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony tCGM and Prelude SkinPrep Systems. These and other risks and uncertainties are identified and described in more detail in Echo’s filings with the Securities and Exchange Commission, including, without limitation, its annual report on Form 10-K for the year ended December 31, 2008, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Echo Therapeutics, Inc. undertakes no obligation to publicly update or revise any forward-looking statements.

10 Forge Parkway
Franklin, MA 02038, USA
Tel: 1+ 877-476-6878
Fax: 1+ 508-553-8760
www.echotx.com
© 2002 - 2009 Echo Therapeutics, Inc. All rights reserved worldwide.
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